Exhibit 99



                        Report of Independent Accountants


To the Shareholders and Board of Directors of Meditrust Corporation and Meditrust Operating Company:

       We have audited the accompanying financial statements of The Combined Meditrust Companies, Meditrust Corporation and Meditrust Operating Company. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

       We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

       In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Combined Meditrust Companies and Meditrust Corporation at December 31, 1997 and 1996, and Meditrust Operating Company at December 31, 1997 and the results of The Combined Meditrust Companies and Meditrust Corporation operations and changes in cash flows for each of the three years in the period ended December 31, 1997, and Meditrust Operating Company for the period from October 3, 1997 to December 31, 1997, in conformity with generally accepted accounting principles.

Exhibit 99


                  Report of Independent Accountants, Continued

       As discussed in Note 1 to the combined consolidated financial statements, Meditrust merged with Santa Anita Realty and Meditrust Acquisition Company merged with Santa Anita Operating Company effective November 5, 1997. The mergers were accounted for as reverse acquisitions with Meditrust and Meditrust Acquisition Company treated as acquirers for accounting purposes even though Santa Anita Realty and Santa Anita Operating Company remained the continuing legal entities. Santa Anita Realty was renamed Meditrust Corporation and Santa Anita Operating Company was renamed Meditrust Operating Company. Accordingly, the combined consolidated financial statements of The Meditrust Companies, the consolidated financial statements of Meditrust Corporation and the consolidated financial statements of Meditrust Operating Company for the periods before October 3, 1997 are those of combined Meditrust and Meditrust Acquisition Company, Meditrust, and Meditrust Acquisition Company, respectively, which differ from the combined consolidated financial statements of the Santa Anita Companies, the consolidated financial statements of Santa Anita Realty and the consolidated financial statements of Santa Anita Operating Company for those periods.






                                                   Coopers and Lybrand L.L.P.

Boston, Massachusetts
January 30, 1998, except for
Note 16 for which the date is
February 26, 1998

                             THE MEDITRUST COMPANIES
                      COMBINED CONSOLIDATED BALANCE SHEETS


                                                                                        December 31,
                                                                                 ------------------------------
(In thousands)                                                                     1997               1996
                                                                                   ----               ----
ASSETS
Real estate investments (Note 4)                                                 $2,935,772          $2,188,078
Cash and cash equivalents                                                            43,732              42,726
Fees, interest and other receivables                                                 29,439              20,178
Goodwill                                                                            194,893               6,845
Other assets, net (Notes 1 and 5)                                                   120,055              59,048
                                                                                 ----------          ----------
         Total assets                                                            $3,323,891          $2,316,875
                                                                                 ==========          ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
Indebtedness (Note 8):
   Notes payable, net                                                            $  900,594          $  494,790
   Convertible debentures, net                                                      234,000             280,813
   Bank notes payable, net                                                          179,527              24,114
   Bonds and mortgages payable, net                                                  63,317              59,043
                                                                                 ----------          ----------
      Total indebtedness                                                          1,377,438             858,760
Deferred revenue                                                                      9,054               9,716
Accounts payable, accrued expenses and other liabilities                            111,159              63,458
Deferred income taxes                                                                   501
                                                                                 ----------          ----------
         Total liabilities                                                        1,498,152             931,934
                                                                                 ----------          ----------
Shareholders' equity:
   Shares of beneficial interest without par value; unlimited shares authorized; 61,349 shares issued and outstanding,
      at December 31, 1996                                                                            1,520,454
   Paired Preferred Stock, $.20 combined par value; 6,000 shares authorized; no shares issued or outstanding
   Paired Series Common Stock, $.20 combined par value; 30,000 shares authorized; no shares issued or outstanding
   Paired Common Stock, $.20 combined par value; 270,000 shares authorized; 88,128 shares issued and outstanding at December 31,
      1997                                                                           17,626
   Additional paid-in-capital                                                     2,001,086
   Distributions in excess of net income                                           (192,973)           (135,513)
                                                                                 ----------          ----------
      Total shareholders' equity                                                  1,825,739           1,384,941
                                                                                 ----------          ----------
         Total liabilities and shareholders' equity                              $3,323,891          $2,316,875
                                                                                 ==========          ==========



The accompanying notes are an integral part of these financial statements

                             THE MEDITRUST COMPANIES
                   COMBINED CONSOLIDATED STATEMENTS OF INCOME


                                                                        For the years ended December 31,
                                                                 -----------------------------------------------
(In thousands, except per Share data)                              1997              1996               1995
                                                                   ----              ----               ----
Revenue:
     Rental                                                      $137,868          $109,119            $ 85,616
     Interest                                                     151,192           144,905             123,753
     Horse racing                                                   5,295
                                                                 --------          --------            --------
          Total revenue                                           294,355           254,024             209,369
                                                                 --------          --------            --------
Expenses:
    Interest                                                       87,428            64,216              64,163
    Depreciation and amortization                                  27,125            21,651              16,620
    Amortization of goodwill                                        2,349             1,556               1,556
    General and administrative                                     10,558             8,625               7,058
    Horse racing operations                                         4,263
    Rental property operations                                        210
    Losses from unconsolidated joint venture                           10
                                                                 --------          --------            --------
          Total expenses                                          131,943            96,048              89,397
                                                                 --------          --------            --------
Income before extraordinary item                                  162,412           157,976             119,972
Extraordinary item:
       Loss on prepayment of debt (Note 8)                                                               33,454
                                                                 --------          --------            --------
          Net income                                             $162,412          $157,976            $ 86,518
                                                                 ========          ========            ========
Basic earnings per Paired Common Share (Notes 3 and 13):
    Net income before extraordinary item                         $   2.14          $   2.21            $   2.10
    Extraordinary item:
       Loss on prepayment of debt (Note 8)                                                                (0.59)
                                                                 --------          --------            --------
          Net income                                             $   2.14          $   2.21            $   1.51
                                                                 ========          ========            ========
Diluted earnings per Paired Common Share (Notes 3 and  13):
    Net income before extraordinary item                         $   2.12          $   2.20            $   2.09
    Extraordinary item:
       Loss on prepayment of debt (Note 8)                                                                (0.58)
                                                                 --------          --------            --------
          Net income                                             $   2.12          $   2.20            $   1.51
                                                                 ========          ========            ========
Distributions declared per Paired Common Share                   $   2.38          $   2.31            $   2.25
                                                                 ========          ========            ========




The accompanying notes are an integral part of these financial statements

                             THE MEDITRUST COMPANIES
       COMBINED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
              For the Years Ended December 31, 1997, 1996 and 1995



                                                          Shares of Beneficial Interest or
                                                                Paired Common Shares
                                                          --------------------------------
                                                             Shares            Amount
                                                             ------            ------
(In thousands)
Balance, December 31, 1994                                     47,606           $  860,071
Proceeds from issuance of shares of beneficial
   interest, net of offering costs of $16,703                  12,316              294,953
Issuance of shares of beneficial interest for:
   Conversion of debentures, net of
      unamortized issue costs of $628                           1,282               30,670
   Employee compensation and stock options                        290                6,918
Distributions paid
Net income for the year ended December 31, 1995
                                                              -------            ---------
Balance, December 31, 1995                                     61,494            1,192,612

Proceeds from issuance of shares of beneficial
   interest, net of offering costs of $16,316                  11,055              296,484
Issuance of shares of beneficial interest for:
    Conversion of debentures, net of
      unamortized issue costs of $259                             644               15,707
    Employee compensation and stock options                       524               13,123
Distributions paid
Net income for the year ended December 31, 1996
Change in market value of equity investment in
  excess of cost                                                                    2,528
                                                              -------            ---------
Balance, December 31, 1996                                     73,717            1,520,454

Distribution of MAC shares to Meditrust
    shareholders                                                                    43,662
Effect of merger with The Santa Anita Companies                12,366           (1,546,898)
Issuance of Paired Common Shares for:
    Conversion of debentures, net of
      unamortized issue costs of $168                           1,589                  318
    Employee compensation and stock options                       456                   90
Distributions paid
Net income for the year ended December 31, 1997
Change in market value of equity investment in
  excess of cost
                                                              -------            ---------
Balance, December 31, 1997                                     88,128            $  17,626
                                                               ======            =========



                                                                             Distributions
                                                               Additional      in Excess of
                                                            Paid-in Capital     Net Income     Total
                                                            ---------------    -------------   -----


(In thousands)
Balance, December 31, 1994                                                    $ (89,924)        $770,147
Proceeds from issuance of shares of beneficial
   interest, net of offering costs of $16,703                                                    294,953
Issuance of shares of beneficial interest for:
   Conversion of debentures, net of
      unamortized issue costs of $628                                                             30,670
   Employee compensation and stock options                                                         6,918
Distributions paid                                                             (127,451)        (127,451)
Net income for the year ended December 31, 1995                                  86,518           86,518
                                                                -----------   ---------        ---------
Balance, December 31, 1995                                                     (130,857)       1,061,755

Proceeds from issuance of shares of beneficial
   interest, net of offering costs of $16,316                                                    296,484
Issuance of shares of beneficial interest for:
    Conversion of debentures, net of
      unamortized issue costs of $259                                                             15,707
    Employee compensation and stock options                                                       13,123
Distributions paid                                                             (162,632)        (162,632)
Net income for the year ended December 31, 1996                                 157,976          157,976
Change in market value of equity investment in
  excess of cost                                                                                   2,528
                                                                -----------   ---------        ---------
Balance, December 31, 1996                                                     (135,513)       1,384,941

Distribution of MAC shares to Meditrust
    shareholders                                                                (43,662)
Effect of merger with The Santa Anita Companies                 $1,941,954                       395,056
Issuance of Paired Common Shares for:
    Conversion of debentures, net of
      unamortized issue costs of $168                               47,675                        47,993
    Employee compensation and stock options                         10,416                        10,506
Distributions paid                                                             (176,210)         (176,210)
Net income for the year ended December 31, 1997                                 162,412           162,412
Change in market value of equity investment in
  excess of cost                                                     1,041                          1,041
                                                                -----------   ---------        ----------
Balance, December 31, 1997                                      $2,001,086    $(192,973)       $1,825,739
                                                                ==========    =========        ==========





The accompanying notes are an integral part of these financial statements

                             THE MEDITRUST COMPANIES
                 COMBINED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                       December 31,
                                                                      -----------------------------------------------
(In thousands)                                                           1997              1996               1995
                                                                         ----              ----               ----
Cash Flows from Operating Activities:
Net income                                                            $ 162,412         $ 157,976           $ 86,518
Loss on prepayment of debt                                                                                    33,454
Depreciation of real estate                                              26,750            21,269             16,582
Amortization of goodwill                                                  2,349             1,557              1,557
Shares issued for compensation                                            1,994             2,039                959
Other depreciation, amortization and
   provision for losses (Note 4)                                          1,538             1,211              2,480
                                                                      ---------         ---------           --------
Cash Flows from Operating Activities
   Available for Distribution                                           195,043           184,052            141,550
Net change in other assets and liabilities (Note 2)                     (10,631)            4,499              8,447
                                                                      ---------         ---------           --------
          Net cash provided by operating activities                     184,412           188,551            149,997
                                                                      ---------         ---------           --------
Cash Flows from Financing Activities:
Proceeds from equity offerings                                                            312,800            311,656
Proceeds from debt issuance                                           1,078,000           476,000            835,700
Repayment of bank notes payable                                        (512,015)         (370,000)          (492,200)
Repayment of senior unsecured and
   mortgage notes payable                                                                                   (309,300)
Debt prepayment charges                                                                                      (31,228)
Equity offering and debt issuance costs                                  (5,896)          (19,235)           (21,962)
Principal payments on bonds and mortgages payable                        (5,098)             (940)            (6,727)
Distributions to shareholders                                          (176,210)         (162,632)          (127,451)
Proceeds from warrant conversions and stock options                       9,138            11,084              5,961
                                                                      ---------         ---------           --------
          Net cash provided by financing activities                     387,919           247,077            164,449
                                                                      ---------         ---------           --------
Cash Flows from Investing Activities:
Acquisition of real estate and development funding                     (292,607)         (325,789)           (94,187)
Investment in real estate mortgages
   and development funding                                             (299,861)         (265,084)          (259,162)
Prepayment proceeds and principal
   payments on real estate mortgages                                     54,618           162,247             49,847
Proceeds from sale of real estate                                         6,173             4,701              7,800
Payment of merger related costs                                         (16,979)
Cash acquired from Santa Anita merger                                    30,249
Working capital advances and acquisition of receivables, net
  of repayments and collections                                            (210)              284            (14,433)
Investment in equity securities                                         (52,708)          (13,509)
                                                                      ---------         ---------           --------
          Net cash used in investing activities                        (571,325)         (437,150)          (310,135)
                                                                      ---------         ---------           --------
          Net increase (decrease) in cash and cash
            equivalents                                                   1,006            (1,522)             4,311
Cash and cash equivalents at:
          Beginning of year                                              42,726            44,248             39,937
                                                                      ---------         ---------           --------
          End of year                                                  $ 43,732          $ 42,726           $ 44,248
                                                                      =========         =========           ========


The accompanying notes are an integral part of these financial statements

                              MEDITRUST CORPORATION
                           CONSOLIDATED BALANCE SHEETS


                                                                                           December 31,
                                                                                 -------------------------------
(In thousands)                                                                       1997               1996
                                                                                     ----               ----
ASSETS
Real estate investments (Note 4)                                                  $2,935,772         $2,188,078
Cash and cash equivalents                                                             24,059             42,726
Fees, interest and other receivables                                                  26,859             20,178
Goodwill                                                                             162,408              6,845
Due from Meditrust Operating Company                                                  18,490
Other assets, net (Note 5)                                                            91,948             59,048
                                                                                  ----------         ----------
        Total assets                                                              $3,259,536         $2,316,875
                                                                                  ==========         ==========
LIABILITIES AND SHAREHOLDERS' EQUITY
Indebtedness (Note 8):
   Notes payable, net                                                              $ 900,594          $ 494,790
   Convertible debentures, net                                                       234,000            280,813
   Bank notes payable, net                                                           179,527             24,114
   Bond and mortgages payable, net                                                    63,317             59,043
                                                                                  ----------         ----------
      Total indebtedness                                                           1,377,438            858,760
Deferred revenue                                                                       7,705              9,716
Accounts payable, accrued expenses and other liabilities                              82,153             63,458
                                                                                  ----------         ----------
       Total liabilities                                                           1,467,296            931,934
                                                                                  ----------         ----------
Shareholders' equity:
   Shares of beneficial interest without par value; unlimited shares authorized; 61,349 shares issued and outstanding,
      at December 31, 1996                                                                            1,520,454
   Preferred Stock, $.10 par value; 6,000 shares authorized; no shares issued or outstanding
   Series Common Stock, $.10 par value; 30,000 shares authorized; no shares issued or outstanding
   Common Stock, $.10 par value; 270,000 shares authorized;
      89,433 shares issued and outstanding,
      at December 31, 1997                                                             8,943
   Additional paid-in-capital                                                      1,988,798
   Distributions in excess of net income                                            (192,373)          (135,513)
                                                                                  ----------         ----------
                                                                                   1,805,368          1,384,941
   Note receivable - Meditrust Operating Company                                     (13,128)
                                                                                  ----------         ----------
       Total shareholders' equity                                                  1,792,240          1,384,941
                                                                                  ----------         ----------
         Total liabilities and shareholders' equity                               $3,259,536         $2,316,875
                                                                                  ==========         ==========




   The accompanying notes are an integral part of these financial statements

                              MEDITRUST CORPORATION
                        CONSOLIDATED STATEMENTS OF INCOME


                                                                     For the years ended December 31,
                                                           -------------------------------------------------
(In thousands, except per Share data)                        1997                  1996                 1995
Revenue:
     Rental                                                 $137,868           $109,119             $ 85,616
     Interest                                                151,122            144,905              123,753
     Rent from Meditrust Operating Company                       740
     Interest from Meditrust Operating Company                   193
                                                           ---------           --------             ---------
          Total revenue                                      289,923            254,024              209,369
                                                           ---------           --------             ---------
Expenses:
    Interest                                                  87,412             64,216               64,163
    Depreciation and amortization                             26,954             21,651               16,620
    Amortization of goodwill                                   2,214              1,556                1,556
    General and administrative                                10,111              8,625                7,058
    Rental property operating                                    210
    Loss from unconsolidated joint venture                        10
                                                           ---------           --------             ---------
          Total expenses                                     126,911             96,048               89,397
                                                           ---------           --------             ---------

Income before extraordinary item                             163,012            157,976              119,972
Extraordinary item:
       Loss on prepayment of debt (Note 8)                                                            33,454
                                                           ---------           --------             ---------
          Net income                                        $163,012          $ 157,976            $  86,518
                                                           =========          =========            ==========
Basic earnings per Common Share (Notes 3 and 13):
    Net income before extraordinary item                    $   2.14          $    2.21            $    2.10
    Extraordinary item:
       Loss on prepayment of debt (Note 8)                                                             (0.59)
                                                           ---------           --------             ---------
          Net income                                        $   2.14          $    2.21            $    1.51
                                                           =========          =========            ==========
Diluted earnings per Common Share (Notes 3 and 13):
    Net income before extraordinary item                    $   2.12          $    2.20            $    2.09
    Extraordinary item:
       Loss on prepayment of debt (Note 8)                                                             (0.58)
                                                           ---------           --------             ---------
          Net income                                        $   2.12          $    2.20            $    1.51
                                                           =========          =========            ==========
Distributions declared per Common Share                     $   2.38          $    2.31            $    2.25
                                                           =========          =========            ==========




The accompanying notes are an integral part of these financial statements

                              MEDITRUST CORPORATION
           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
              For the Years Ended December 31, 1997, 1996 and 1995


                                                                                           Additional   Distributions
                                                            Shares of Beneficial Interest   Paid-in     in excess of
                                                                   or Common Stock          Capital      net income
                                                                   ---------------         ----------   ----------
                                                              Shares          Amount
                                                              ------          ------
(In thousands)

Balance, December 31, 1994                                    47,606       $  860,071                     $ (89,924)
Proceeds from issuance of shares of beneficial
   interest, net of offering costs of $16,703                 12,316          294,953
Issuance of shares of beneficial interest for:
    Conversion of debentures, net of
      unamortized issue costs of $628                          1,282           30,670
    Employee compensation and stock options                      290            6,918
Distributions paid                                                                                         (127,451)
Net income for the year ended December 31, 1995                                                              86,518
                                                             -------    -------------     -----------    -----------
Balance, December 31, 1995                                    61,494        1,192,612                      (130,857)

Proceeds from issuance of shares of beneficial
   interest, net of offering costs of $16,316                 11,055          296,484
Issuance of shares of beneficial interest for:
    Conversion of debentures, net of
       unamortized issue costs of $259                           644           15,707
     Employee compensation and stock options                     524           13,123
Distributions paid                                                                                         (162,632)
Net income for the year ended December 31, 1996                                                             157,976
Change in market value of equity investment in
 excess of cost                                                                 2,528
                                                             -------    -------------    ------------    -----------
Balance, December 31, 1996                                    73,717        1,520,454                      (135,513)

Distribution of MAC shares to Meditrust shareholders                                                        (43,662)
Effect of Merger with Santa Anita Realty                      13,671       (1,511,715)     $1,930,318
Issuance of shares of common stock for:
    Conversion of debentures, net of
       unamortized issue costs of $165                         1,589              159          47,023
    Employee compensation and stock options                      456               45          10,416
Distributions paid                                                                                         (176,210)
Net income for the year ended December 31, 1997                                                             163,012
Change in market value of equity investment in
 excess of cost                                                                                 1,041
                                                             ========    ============     ===========    ===========
Balance, December 31, 1997                                    89,433       $    8,943      $1,988,798    $ (192,373)
                                                             ========    ============     ===========    ===========




                                                                 Note
                                                              Receivable-
                                                               Operating       Total
                                                               ---------       -----


(In thousands)

Balance, December 31, 1994                                                      $770,147
Proceeds from issuance of shares of beneficial
   interest, net of offering costs of $16,703                                    294,953
Issuance of shares of beneficial interest for:
    Conversion of debentures, net of
      unamortized issue costs of $628                                             30,670
    Employee compensation and stock options                                        6,918
Distributions paid                                                              (127,451)
Net income for the year ended December 31, 1995                                   86,518
                                                                ---------     -----------
Balance, December 31, 1995                                                     1,061,755

Proceeds from issuance of shares of beneficial
   interest, net of offering costs of $16,316                                    296,484
Issuance of shares of beneficial interest for:
     Conversion of debentures, net of
       unamortized issue costs of $259                                            15,707
     Employee compensation and stock options                                      13,123
Distributions paid                                                              (162,632)
Net income for the year ended December 31, 1996                                  157,976
Change in market value of equity investment in
 excess of cost                                                                    2,528
                                                                ---------      ----------
Balance, December 31, 1996                                                     1,384,941

Distribution of MAC shares to Meditrust shareholders                             (43,662)
Effect of Merger with Santa Anita Realty                        $(13,128)        405,475
Issuance of shares of common stock for:
    Conversion of debentures, net of
       unamortized issue costs of $165                                            47,182
    Employee compensation and stock options                                       10,461
Distributions paid                                                              (176,210)
Net income for the year ended December 31, 1997                                  163,012
Change in market value of equity investment in
 excess of cost                                                                    1,041
                                                                =========      ==========
Balance, December 31, 1997                                      $(13,128)     $1,792,240
                                                                =========      ==========




    The accompanying notes are an integral part of these financial statements

                              MEDITRUST CORPORATION
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                          December 31,
                                                             -----------------------------------
(In thousands)                                                   1997         1996         1995
                                                                 ----         ----         ----
Cash Flows from Operating Activities:
Net income                                                   $ 163,012    $ 157,976    $  86,518
Loss on prepayment of debt                                                                33,454
Depreciation of real estate                                     26,750       21,269       16,582
Amortization of goodwill                                         2,214        1,557        1,557
Shares issued for compensation                                   1,994        2,039          959
Other depreciation, amortization and
   provision for losses (Note 4)                                 1,367        1,211        2,480
                                                             ---------   ----------    ---------
Cash Flows from Operating Activities
   Available for Distribution                                  195,337      184,052      141,550
Net change in other assets and liabilities  (Note 2)           (10,142)       4,499        8,447
                                                             ---------   ----------    ---------
          Net cash provided by operating activities            185,195      188,551      149,997
                                                             ---------   ----------    ---------

Cash Flows from Financing Activities:
Proceeds from equity offerings                                              312,800      311,656
Proceeds from debt issuance                                  1,078,000      476,000      835,700
Repayment of bank notes payable                               (512,015)    (370,000)    (492,200)
Repayment of senior unsecured and
   mortgage notes payable                                                               (309,300)
Debt prepayment charges                                                                  (31,228)
Equity offering and debt issuance costs                         (5,896)     (19,235)     (21,962)
Intercompany borrowings                                        (11,175)
Principal payments on bonds and mortgages payable               (5,098)        (940)      (6,727)
Distributions to shareholders                                 (176,210)    (162,632)    (127,451)
Proceeds from warrant conversions and stock options              9,092       11,084        5,961
                                                             ---------   ----------    ---------
          Net cash provided by financing activities            376,698      247,077      164,449
                                                             ---------   ----------    ---------

Cash Flows from Investing Activities:
Acquisition of real estate and development funding            (292,607)    (325,789)     (94,187)
Investment in real estate mortgages
   and development funding                                    (299,861)    (265,084)    (259,162)
Prepayment proceeds and principal
   payments on real estate mortgages                            54,618      162,247       49,847
Proceeds from sale of real estate                                6,173        4,701        7,800
Payment of merger related costs                                (16,979)
Cash acquired from Santa Anita merger                           25,944
Working capital advances and acquisition of receivables,
 net of repayments and collections                                (134)         284      (14,433)
Investment in MAC                                              (43,662)
Investment in equity securities                                (14,052)     (13,509)
                                                             ---------   ----------    ---------

          Net cash used in investing activities               (580,560)    (437,150)    (310,135)
                                                             ---------   ----------    ---------
          Net increase (decrease) in cash and cash
            equivalents                                        (18,667)      (1,522)       4,311
Cash and cash equivalents at:
          Beginning of year                                     42,726       44,248       39,937
                                                             =========   ==========    =========
          End of year                                        $  24,059    $  42,726    $  44,248
                                                             =========   ==========    =========

   The accompanying notes are an integral part of these financial statements

                           MEDITRUST OPERATING COMPANY
                           CONSOLIDATED BALANCE SHEET


                                                                   December 31,
(In thousands)                                                        1997
                                                                      ----
ASSETS
Cash and cash equivalents                                           $ 19,673
Fees, interest and other receivables                                   2,580
Other current assets, net                                              3,078
                                                                    --------
       Total current assets                                           25,331
                                                                    --------

Investment in common stock of Meditrust Corporation                   37,581
Goodwill                                                              32,485
Property, plant and equipment,
   less accumulated depreciation of $171                              10,529
Artwork                                                               14,500
                                                                    --------
       Total assets                                                 $120,426
                                                                    ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Accounts payable and accrued expenses                             $14,180
   Payable to owners, trainers and breeders                            5,939
   Deferred compensation                                               3,977
   Accrued payroll                                                     3,491
   Other liabilities                                                   1,419
   Due to Meditrust Corporation                                       18,490
                                                                    --------
       Total current liabilities                                      47,496
                                                                    --------
Note payable to Meditrust Corporation                                 13,128
Deferred revenue                                                       1,349
Deferred income taxes                                                    501
                                                                    --------
      Total liabilities                                               62,474
                                                                    --------

Shareholders' equity:
   Preferred Stock, $.10 par value; 6,000 shares authorized;
     no shares issued or outstanding
   Series Common Stock, $.10 par value; 30,000 shares authorized;
     no shares issued or outstanding
   Common Stock, $.10 par value; 270,000 shares authorized;
      88,128 shares issued and outstanding, at December 31, 1997       8,813
   Additional paid-in-capital                                         49,739
   Retained earnings (deficit)                                          (600)
                                                                    ---------
      Total shareholders' equity                                      57,952
                                                                    ---------
       Total liabilities and shareholders' equity                   $120,426
                                                                    ========



    The accompanying notes are an integral part of these financial statements

                           MEDITRUST OPERATING COMPANY
                      CONSOLIDATED STATEMENT OF OPERATIONS


                                                            For the Initial
                                                              Period Ended
                                                              December 31,
(In thousands, except per Share data)                             1997
                                                              -------------
Revenue:
Horse Racing:
   Wagering commissions                                         $2,940
   Admission related                                             2,288
                                                               -------
      Total Horse Racing                                         5,228
Interest                                                            70
Other                                                               67
                                                               -------
       Total revenue                                             5,365
                                                               -------
Expenses:
   Horse Racing operations                                       4,263
   Depreciation and amortization                                   171
   Amortization of goodwill                                        135
   Interest and other                                               16
   Interest to Meditrust Corporation                               193
   General and administrative                                      447
   Rent to Meditrust Corporation                                   740
                                                               -------
       Total expenses                                            5,965
                                                               -------

Loss before income taxes                                          (600)
Provision for income taxes                                          --
                                                               -------
       Net loss                                                 $ (600)
                                                               =======
Basic earnings per Common Share (Note 13):                      $(0.01)
                                                               =======
Diluted earnings per Common Share (Note 13):                    $(0.01)
                                                               =======


    The accompanying notes are an integral part of these financial statements

                           MEDITRUST OPERATING COMPANY
            CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
                 For the Initial Period Ended December 31, 1997


                                                                                  Additional
                                                   Shares of Beneficial Interest    Paid-in      Retained
                                                         or Common Stock            Capital      Earnings         Total
                                                         ---------------            -------      --------         -----
(In thousands)                                         Shares      Amount
                                                       ------      ------
Proceeds from issuance of shares of beneficial
interest                                               74,161     $43,662                                         $43,662


Effect of Merger with Santa Anita Operating
Company                                                12,366     (35,009)          $49,035                        14,026

Issuance of shares of Common Stock for:

    Employee compensation and stock options               175          17                36                            53
    Conversion of debentures, net of
       unamortized issue costs of $3                    1,426         143               668                           811

Net loss for the initial period ended
 December 31, 1997                                                                                   $(600)          (600)
                                                      -------    --------           -------          -----        -------
Balance, December 31, 1997                             88,128    $  8,813           $49,739          $(600)       $57,952
                                                      =======    ========           =======          ======       =======





    The accompanying notes are an integral part of these financial statements

                           MEDITRUST OPERATING COMPANY
                      CONSOLIDATED STATEMENT OF CASH FLOWS


                                                             For the Initial
                                                               Period Ended
                                                               December 31,
(In thousands)                                                      1997
                                                                    ----
Cash Flows from Operating Activities:
Net loss                                                        $    (600)
Amortization of goodwill                                              135
Other depreciation and amortization                                   171
                                                                ----------
Cash Flows from Operating Activities
   Available for Distribution                                        (294)
Net change in other assets and liabilities  (Note 2)                 (489)
                                                                ----------
          Net cash used in operating activities                      (783)
                                                                ----------

Cash Flows from Financing Activities:
Proceeds from issuance of common shares                            43,662
Proceeds from intercompany borrowings                              11,175
Proceeds from stock options                                            46
                                                                ----------
          Net cash provided by financing activities                54,883
                                                                ----------

Cash Flows from Investing Activities:
Cash acquired from Santa Anita merger                               4,305
Collection of receivables and
   repayment of working capital advances                              (76)
Investment in equity securities                                   (38,656)
                                                                ----------
          Net cash used in investing activities                   (34,427)
                                                                ----------
          Net increase in cash and cash equivalents                19,673

Cash and cash equivalents at:
          At inception
                                                                ----------
          End of year                                           $  19,673
                                                                ==========

    The accompanying notes are an integral part of these financial statements

              MEDITRUST CORPORATION AND MEDITRUST OPERATING COMPANY
                                AND SUBSIDIARIES
               NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS


1.   Summary of Significant Accounting Policies

Basis of Presentation

       On September 26, 1997, Meditrust funded $43,662,000 to create Meditrust Acquisition Company ("MAC"). On October 3, 1997, Meditrust paid a stock dividend to shareholders of record on that date of one share of beneficial interest, without par value, of its wholly-owned subsidiary MAC, a Massachusetts business trust, for each share of beneficial interest of Meditrust. MAC was organized to accomplish the merger described below and has conducted no business other than in connection with the merger prior to November 5, 1997.

        On November 5, 1997, Meditrust merged with Santa Anita Realty Enterprises, Inc., with Santa Anita Realty Enterprises, Inc. as the surviving corporation, and Meditrust Acquisition Company merged with Santa Anita Operating Company, with Santa Anita Operating Company as the surviving corporation (hereafter referred to as the "Merger" or "Mergers"). Upon completion of the Mergers, Santa Anita Realty Enterprises, Inc. changed its corporate name to "Meditrust Corporation" and Santa Anita Operating Company changed its corporate name to "Meditrust Operating Company." The Mergers were accounted for as reverse acquisitions whereby Meditrust and Meditrust Acquisition Company were treated as the acquirers for accounting purposes. Accordingly, the financial history is that of Meditrust and Meditrust Acquisition Company prior to the Mergers.

       Meditrust Corporation ("Realty") and Meditrust Operating Company and subsidiaries ("Operating Company") (collectively the "Companies" or "The Meditrust Companies") are two separate companies, the stocks of which trade as a single unit under a stock pairing arrangement ("Paired-Share") on the New York Stock Exchange.

       Realty is a self administered real estate investment trust ("REIT") under the Internal Revenue Code of 1986 as amended and invests primarily in health care facilities, including nursing homes, assisted living facilities, medical office buildings, rehabilitation hospitals and other health care related facilities. These facilities are located throughout the United States and are operated by regional and national health care providers. Realty also invests in other entities which invest in similar facilities abroad.

       Operating Company is currently engaged in thoroughbred horse racing. The thoroughbred horse racing operation is conducted by a wholly-owned subsidiary of Operating Company, Los Angeles Turf Club, Incorporated ("LATC"), which leases the Santa Anita Racetrack from Realty.

       Separate financial statements have been presented for Realty and for Operating Company. Combined Realty and Operating Company financial statements have been presented as The Meditrust Companies. The Meditrust Companies and Realty use an unclassified balance sheet presentation.

       The consolidated financial statements of Realty and Operating Company include the accounts of the respective entity and its majority-owned partnerships after the elimination of all significant intercompany accounts and transactions.

              MEDITRUST CORPORATION AND MEDITRUST OPERATING COMPANY
                                AND SUBSIDIARIES
               NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS


1.   Summary of Significant Accounting Policies, Continued

Basis of Presentation, Continued


       All significant intercompany accounts and inter-entity balances and transactions have been eliminated in combination.


       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

       The Companies' more significant accounting policies follow:

Real Estate Investments

       Land, buildings and improvements are stated at cost. Depreciation is provided for, on a straight-line basis over 20 to 40 years, the expected useful lives of the buildings and major improvements. Pursuant to Statement of Financial Accounting Standards Opinion No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of"("SFAS 121"), impairment losses are recorded on long-lived assets used in operation, when events and circumstances indicate that the assets might be impaired and the estimated undiscounted cash flows to be generated by those assets are less than the carrying amount of those assets. Upon determination that an impairment has occurred, those assets shall be reduced to fair value.


       Impaired loans are accounted for in accordance with SFAS No. 114, "Accounting by Creditors for Impairment of a Loan," as amended by SFAS No. 118, "Accounting by Creditors for Impairment of a Loan-Income Recognition and Disclosure." Loans are classified and accounted for as impaired loans when it is probable that the Companies will be unable to collect all principal and interest due on the loan in accordance with the original contractual terms. The Companies use the same criteria in placing a loan on nonaccrual status. Upon determination that an impairment has occurred, the amount of the impairment is recognized as a valuation reserve. The Companies had no impaired loans at December 31, 1997 or 1996.



Capitalized Acquisition and Interest Costs

       Realty capitalizes preacquisition costs, development costs and other indirect costs in accordance with Financial Accounting Standard No. 67, "Accounting for Costs and Initial Rental Operations of Real Estate Projects."


       Additionally, Realty capitalizes the interest cost associated with developing new facilities. The amount capitalized is based upon a rate of interest which approximates the Companies' cost of financing and is reflected as rental income. Interest of $4.6 million, $3.7 million, and $0 was capitalized during 1997, 1996, and 1995, respectively.


Investments in Unconsolidated Joint Ventures

       Investments in unconsolidated joint ventures are accounted for using the equity method.

              MEDITRUST CORPORATION AND MEDITRUST OPERATING COMPANY
                                AND SUBSIDIARIES
               NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS


1.   Summary of Significant Accounting Policies, Continued

Investments in Equity Securities

       Pursuant to Statement of Financial Accounting Standard No. 115, "Accounting for Certain Investments in Debt and Equity Securities," the Companies' investments in equity securities have been classified as available-for-sale. Accordingly, these investments are recorded at current market value. The difference between market value and cost (unrealized holding gains and losses) is recorded in shareholders' equity.

Cash and Cash Equivalents

       Cash and cash equivalents consist of certificates of deposit and other investments with less than 90-day maturities at the time of purchase and are stated at cost which approximates fair market value.

Other Assets

       Other assets include cash restricted for specified disbursement in accordance with certain facility acquisitions and mortgage financings and the corresponding liabilities are reflected in accrued expenses and other liabilities. Other assets also include investments in equity securities, facilities' operating receivables, and working capital advances.

Goodwill

       Goodwill represents the excess of cost over the fair value of assets acquired and is being amortized using the straight-line method over periods of generally up to 40 years. The Companies plan to assess the recoverability of goodwill whenever adverse events or changes in circumstances or business climate indicate that the expected future cash flows (undiscounted and without interest charges) for individual business units may not be sufficient to support recorded goodwill. If undiscounted cash flows are not sufficient to support the recorded asset, an impairment would be recognized to reduce the carrying value of the goodwill based on the expected discounted cash flows of the business unit. Expected cash flows would be discounted at a rate commensurate with the risk involved.

       Goodwill associated with the Merger primarily relates to the value of the Paired-Share structure and, due to the permanent nature of the structure, is being amortized over a forty-year period (see Note 16, "Subsequent Events"). Goodwill also includes amounts associated with the acquisition of Realty's previous investment advisor and is being amortized on a straight-line basis over a ten-year period.

              MEDITRUST CORPORATION AND MEDITRUST OPERATING COMPANY
                                AND SUBSIDIARIES
               NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS


Property, Plant and Equipment

       Depreciation of property, plant and equipment and capital lease obligations is provided primarily on the straight-line method generally over the following estimated useful lives:

               Buildings and improvements             20 to 40 years
               Machinery and other equipment          5 to 15 years
               Leasehold improvements                 5 to 32 years

       Expenditures which materially increase property lives are capitalized. The cost of maintenance and repairs is charged to expense as incurred. When depreciable property is retired or disposed of, the related cost and accumulated depreciation is removed from the accounts and any gain or loss is reflected in current operations.

Debt Issuance Costs

       Debt issuance costs have been deferred and are being amortized using the effective interest or straight line method over the term of the related borrowings.

Deferred Revenue

       Realty's deferred revenue consists principally of fees which are being amortized over the term of the related investment.

       Operating Company's deferred revenue consists of prepaid admission tickets and parking, which are recognized as income ratably over the period of the related race meet. Also, deferred revenue includes prepaid rent which is recognized over the remaining term of the lease.

Shareholders' Equity

       The outstanding shares of Realty common stock and Operating Company common stock are only transferable and tradable in combination as a paired unit consisting of one share of Realty common stock and one share of Operating Company common stock.

Realty's Revenue Recognition

       Realty's rental income from operating leases is recognized as earned over the life of the lease agreements. Interest income on real estate mortgages is recognized on the accrual basis.

              MEDITRUST CORPORATION AND MEDITRUST OPERATING COMPANY
                                AND SUBSIDIARIES
               NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS


Operating Company's Revenue and Costs

        Operating Company records operating revenue associated with thoroughbred horse racing at Santa Anita Racetrack on a daily basis, except for season admissions which are recorded ratably over the racing season. Costs and expenses associated with thoroughbred horse racing revenues are charged against income in those interim periods in which the thoroughbred horse racing revenue is recognized. Other costs and expenses are recognized as they occur throughout the year. The rental fee paid by Operating Company to Realty is recognized by both Realty and Operating Company as it is earned.

        Operating Company's horse racing revenue and direct operating costs are shown net of state and local taxes, stakes, purses and awards.

Earnings Per Share

        The Companies have adopted the standards for calculating earnings per share ("EPS") pursuant to Statement of Financial Accounting Standards No. 128 ("SFAS 128") which supersedes APB Opinion No. 15, "Earnings Per Share" ("Opinion 15") and replaces the presentation of primary EPS with a presentation of basic EPS. Basic EPS is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding during the year of computation. Diluted EPS is computed similarly to fully diluted EPS pursuant to Opinion 15, with some modifications and is not materially different for the three years ended December 31, 1997, 1996 and 1995. The combined consolidated financial statements and consolidated financial statements for the years ended December 31, 1996 and 1995 have been restated to conform to SFAS 128.

Stock Based Compensation

        During 1996, the Companies adopted Statement of Financial Accounting Standard No. 123 ("SFAS 123") which provides companies an alternative to accounting for stock-based compensation as prescribed under Accounting Principles Board Opinion No. 25 ("APB 25"). SFAS 123 encourages, but does not require companies to recognize expense for stock-based awards based on their fair value at date of grant. SFAS 123 allows companies to follow existing accounting rules (intrinsic value method under APB 25) provided that pro-forma disclosures are made of what net income and earnings per share would have been had the new fair value method been used. The Companies have elected to adopt the disclosure requirements of SFAS 123, but will continue to account for stock-based compensation under APB 25.

Fair Value of Financial Instruments

         Management has estimated the fair value of its financial instruments using available market information and appropriate valuation methodologies. Considerable judgment is required in interpreting market data to develop estimates of fair value. Accordingly, the estimated values for Realty and Operating Company as of December 31, 1997 and 1996 are not necessarily indicative of the amounts that could be realized in current market exchanges.

              MEDITRUST CORPORATION AND MEDITRUST OPERATING COMPANY
                                AND SUBSIDIARIES
               NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS


1.   Summary of Significant Accounting Policies, Continued

Income Taxes

        Realty has elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, and believes it has met all the requirements for qualification as such. Accordingly, Realty will not be subject to federal income taxes on amounts distributed to shareholders, provided it distributes annually at least 95% of its REIT taxable income and meets certain other requirements for qualifying as a REIT. Therefore, no provision for federal income taxes is believed necessary in the financial statements of Realty.

Concentration of Credit Risk

       As of December 31, 1997, long-term care facilities comprised 51% of the Companies' real estate investments and were located in 33 states. The Companies' investments with the three largest operators totaled approximately 39%. No single operator has a real estate investment balance which exceeds 20% of total real estate investments, including credit enhancements.

Reclassification

       Certain reclassifications have been made to the 1996 presentation to conform to the 1997 presentation.

2.   Supplemental Cash Flow Information

       Details of the net change in other assets and liabilities for the combined companies (excluding noncash items, deferred income recognized in excess of cash received and changes in restricted cash and related liabilities) follow:


                                                             For the year ended December 31,
                                                             -------------------------------
                                                               1997           1996        1995
                                                               ----           ----        ----
  (In thousands)
  Change in fees, interest and other receivables            $(10,581)      $(6,956)      $(3,360)
  Change in other assets                                      (1,657)       (2,834)       (3,838)
  Change in deferred income                                    3,851         5,669         4,331
  Change in accrued expenses and
    other liabilities                                         (2,383)        8,620        11,314
  Change in deferred income taxes                                139
                                                            --------       -------     ---------
                                                            $(10,631)      $ 4,499      $  8,447
                                                            ========       =======      ========


       Details of interest and income taxes paid as well as non-cash investing and financing transactions for each entity follow:


The Meditrust Companies
                                                               For the year ended December 31,
                                                           ---------------------------------------
(In thousands)                                               1997           1996           1995
                                                             ----           ----           ----
Supplemental Disclosure of Cash Flow Information:
Interest paid during the period                             $ 75,936     $  56,666      $ 55,544
Non-cash investing and financing transactions:
   Value of land and buildings (sold) acquired                              36,486       (34,386)
   Accumulated depreciation of land
      and buildings sold                                                       389         3,486
   Increase (reduction) of real estate mortgages
      net of participation reduction                             256       (29,642)       37,872
   Change in market value of equity investment
      in excess of cost (Note 5)                               1,041         2,528
   Value of Shares issued for conversion of debentures        48,161        15,966        31,298
   In connection with the Santa Anita merger:
        Fair value of assets acquired                        234,375
        Liabilities assumed                                   46,490
        Excess purchase consideration over estimated
           fair market value of assets acquired              176,922
        Value of the issuance of Paired Common Shares        395,056




Meditrust Corporation
                                                              For the year ended December 31,
                                                            -----------------------------------
(In thousands)                                               1997         1996           1995
                                                             ----         ----           ----
Supplemental Disclosure of Cash Flow Information:
Interest paid during the period                             $75,936     $ 56,666     $  55,544

Non-cash investing and financing transactions:
   Value of land and buildings (sold) acquired                            36,486       (34,386)
   Accumulated depreciation of land
      and buildings sold                                                     389         3,486
   Increase (reduction) of real estate mortgages
      net of participation reduction                            256      (29,642)       37,872
   Change in market value of equity investment
      in excess of cost (Note 5)                              1,041        2,528
   Value of Shares issued for conversion of debentures       47,347       15,966        31,298
   Stock dividend of MAC shares                              43,662
   In connection with the Santa Anita merger:
        Fair value of assets acquired                       252,626
        Liabilities assumed                                  21,830
        Excess purchase consideration over estimated
           fair market value of assets acquired             148,735
        Value of the issuance of common shares              405,475


Meditrust Operating Company

Supplemental Disclosure of Cash Flow Information:

                                                              For the Initial
                                                               Period Ended
                                                                December 31,
                                                                   1997
(In thousands)                                                     ----
Interest paid during the period                                  $      -
Income taxes paid during the period                                     -
Non-cash investing and financing transactions:
   Value of Shares issued for conversion of debentures                814

   In connection with the Santa Anita merger:
        Fair value of assets acquired                              19,322
        Liabilities assumed                                        24,660
        Excess purchase consideration over estimated               28,187
           fair market value of assets acquired
        Value of the issuance of common shares                     27,154

              MEDITRUST CORPORATION AND MEDITRUST OPERATING COMPANY
                                AND SUBSIDIARIES
               NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS


3.   Santa Anita Companies Merger

       On November 5, 1997, Meditrust merged into Santa Anita Realty Enterprises, Inc. and MAC merged into Santa Anita Operating Company. As part of the Merger, each share of beneficial interest of Meditrust and MAC was exchanged for 1.2016 Paired Common Shares ("Shares"). Upon completion of the Mergers, Santa Anita Realty Enterprises, Inc. changed its corporate name to "Meditrust Corporation," and Santa Anita Operating Company changed its corporate name to "Meditrust Operating Company". The Mergers were accounted for as reverse acquisitions whereby Meditrust and MAC were treated as the acquirers for accounting purposes. All Share and per Share amounts have been retroactively adjusted to reflect the 1.2016 exchange of shares of beneficial interest for Paired Common Shares.

       Accordingly, the operations of the Santa Anita Realty Enterprises, Inc. and Santa Anita Operating Company are included in the combined and consolidated financial statements since the Merger date. The aggregate purchase price of approximately $412,000,000, which includes costs of the Merger, has been allocated among the assets of the Santa Anita Companies, based on their respective fair market values. The excess of the purchase price, including costs of the Merger, over the fair value of the net assets acquired approximated $194,000,000 and is being amortized over forty years.

       The following unaudited pro forma condensed combined consolidated results of operations of Meditrust Corporation and Meditrust Operating Company have been prepared as if the Merger had occurred at the beginning of fiscal 1996:

                                                For the Year Ended December 31,
                                                -------------------------------
                                                     1997           1996
                                                     ----           ----
         (In thousands, except per Share amounts)
         Revenues                                  $ 369,730     $331,249
         Net Income                                  158,865      150,849
         Net Income Per Share                           1.84         1.80
         Weighted Average Shares
           Outstanding                                86,375       83,811



       The pro forma condensed combined consolidated results do not purport to be indicative of results that would have occurred had the Merger been in effect for the periods presented, nor do they purport to be indicative of the results that will be obtained in the future.

              MEDITRUST CORPORATION AND MEDITRUST OPERATING COMPANY
                                AND SUBSIDIARIES
               NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS


4.   Real Estate Investments:

       The following is a summary of real estate investments:

                                                                        December 31,
                                                                        ------------
                                                                     1997           1996
                                                                     ----           ----
(In thousands)
Land                                                              $   249,852    $   68,098
Buildings and improvements, net of accumulated depreciation
    of $124,582 and $98,082                                         1,223,255       938,162
Real estate mortgages and loans receivable                          1,432,825     1,181,818
Investment in unconsolidated joint venture, net of accumulated
    depreciation of $250                                               29,840
                                                                  -----------    ----------
                                                                   $2,935,772    $2,188,078
                                                                   ==========    ==========


       During 1997, Realty acquired 59 assisted living facilities, one long-term care facility and one medical office building for $188,047,000. In addition, during 1997, Realty provided net funding of $43,610,000 for the construction of 18 assisted living facilities and $2,100,000 for additions to four long-term care facilities and one medical office building already in the portfolio. Realty also provided net funding of $58,850,000 for ongoing construction of facilities already in the portfolio prior to 1997.

       Also during 1997, Realty provided permanent mortgage financing of $60,637,000 for four long-term care facilities, 20 assisted living facilities, one retirement living facility and one medical office building. Realty also provided $13,308,000 in additions to permanent mortgages already in the portfolio.

       Realty commenced new development funding of $156,377,000 relating to six long-term care facilities, seven medical office buildings and eight assisted living facilities. Realty also provided $69,539,000 for ongoing construction of facilities already in the portfolio.

       As a result of the merger with Santa Anita Realty Enterprises, Inc., Realty acquired and recorded assets using appraised values, including a racetrack valued at $117,000,000, a 50% ownership in a joint venture holding a fashion mall with a value to Realty of $30,000,000 which is located on land owned by Realty valued at $11,500,000, a medical office building valued at $14,128,000 and a retail mall valued at $6,173,000. In addition, Realty acquired land held for development of an entertainment center valued at $45,223,000, land held for future development valued at approximately $13,330,000 and real estate loans receivable totaling $5,477,000.

       In December 1997, Realty received $6,173,000 from the sale of a retail mall in California. There was no gain or loss realized on the sale.

       During 1997, Realty received principal payments on real estate mortgages of $54,618,000.

              MEDITRUST CORPORATION AND MEDITRUST OPERATING COMPANY
                                AND SUBSIDIARIES
               NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS


4.   Real Estate Investments, Continued

       Realty's real estate property and mortgage agreements generally require payment of percentage, supplemental and/or additional rent or interest during the lease or loan term. For the years ended December 31, 1997, 1996 and 1995, payments received from leases and mortgages amounted to $12,065,000, $11,409,000 and $9,106,000, respectively.

       From time to time, Realty enters into transactions with related parties. As of December 31, 1997, Realty had total commitments of $386,373,000 of which $283,983,000 were funded to entities in which the Companies' Chairman and Chief Executive Officer owned or was expected to own a controlling equity interest or a minority interest. During 1997 and 1996, Realty recognized interest income of $16,490,000 and $8,047,000 and rental income of $5,174,000 and $2,821,000 from investments with these entities, respectively. Realty expects to enter into additional transactions with related parties in the future. All of the terms and conditions of such transactions are subject to approval by the independent Directors of Realty.

       Minority interest in partnerships relating to Realty's investments in seven rehabilitation facilities is $2,071,000 and $2,128,000 as of December 31, 1997 and 1996, respectively, and is included in accrued expenses and other liabilities in the consolidated financial statements. Realty has a 94% equity interest in these partnerships.

       At December 31, 1997, Realty was committed to provide additional financing of approximately $232,160,000 relating to 13 medical office buildings, eight long-term care facilities, and 38 assisted living facilities currently under construction and additions to existing facilities in the portfolio.

       Realty's 50% investment in the joint venture which owns the Santa Anita Fashion Park in Arcadia, California, is accounted for using the equity method. The Anita Associates partnership was formed to develop and operate Santa Anita Fashion Park in Arcadia, California. Combined condensed financial information (unaudited) for Anita Associates for the period November 5, 1997 to December 31, 1997, showed assets of $53,155,000, liabilities of $61,338,000 and results of operations of $480,000. As a result of the Merger with Santa Anita Realty Enterprises, Inc. the investment in Anita Associates is carried at $29,840,000. The excess of the carrying value over the underlying equity and net assets of the joint venture is being depreciated over 20 years.

5.   Other Assets

       On July 25, 1996, Realty invested approximately $13,509,000 in exchange for 7,936,000 shares of common stock, representing a 19.99% interest in Nursing Home Properties Plc ("NHP Plc"), a property investment group that specializes in the financing, through sale and leaseback transactions, of nursing homes located in the United Kingdom. On December 19, 1997, Realty purchased an additional 6,349,000 shares of NHP Plc common stock for $13,473,000 in order to maintain its investment at 19.99%. Realty does not have the right to vote more than 9.99% of the shares of NHP Plc.

              MEDITRUST CORPORATION AND MEDITRUST OPERATING COMPANY
                                AND SUBSIDIARIES
               NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS


5.   Other Assets, Continued

       As of December 31, 1997, the market value of this investment was $30,551,000 and is included in other assets in the accompanying balance sheet. The resulting difference between the current market value and cost, $3,569,000, is included in shareholders' equity in the accompanying balance sheet.

       Realty provides reserves against its assets on a periodic basis. As of December 31, 1997 and 1996 the valuation allowance aggregated $16,962,000 and $9,182,000, respectively.


6.   Shares of Beneficial Interest/Common Shares

       Distributions paid to shareholders are determined by Realty's Board of Directors based on an analysis of cash flows from operating activities. Cash flows from operating activities available for distribution differ from net income primarily due to depreciation and amortization expense, a noncash item. For 1995, the difference included the extraordinary loss on prepayment of debt. Distributions in excess of net income as reflected on Realty's and the Companies' consolidated balance sheets are primarily a result of an accumulation of this difference. All Shares participate equally in distributions and in net assets available for distribution to shareholders on liquidation or termination of Realty. The Directors of Realty have the authority to affect certain Share redemptions or prohibit the transfer of Shares under certain circumstances.

       Total distributions to shareholders during the years ended December 31, 1997, 1996, and 1995 included a return of capital per Share of 31.7%, 5.25%, and 30.7%, respectively. The 1996 and 1995 distributions also include long-term capital gain distributions of .23% and 10.56% per Share, respectively.

7.   Fair Value of Financial Instruments

       Fair value estimates are subjective in nature and are dependent on a number of significant assumptions associated with each financial instrument or group of financial instruments. Because of a variety of permitted calculations and assumptions regarding estimates of future cash flows, risks, discount rates and relevant comparable market information, reasonable comparisons of the Companies' fair value information with other companies cannot necessarily be made.

       The following methods and assumptions were used for real estate mortgages and long term indebtedness to estimate the fair value of financial instruments for which it is practicable to estimate value:

       The fair value of real estate mortgages has been estimated by discounting future cash flows using current interest rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. The fair value of real estate mortgages amounted to approximately $1,429,077,000 and $1,203,000,000 as of December 31, 1997 and 1996,
respectively.

       The quoted market price for the Companies' publicly traded convertible debentures and rates currently available to the Companies for debt with similar terms and remaining maturities were used to estimate fair value of existing debt. The fair value of the Companies' indebtedness amounted to approximately $1,434,412,000 and $911,000,000 as of December 31, 1997 and 1996, respectively.

              MEDITRUST CORPORATION AND MEDITRUST OPERATING COMPANY
                                AND SUBSIDIARIES
               NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS


8.   Indebtedness

       Indebtedness at December 31, 1997 and 1996 is as follows (in thousands, except per Share amounts):

Notes payable, net:                                                               1997            1996
                                                                                  ----            ----
     Principal payments aggregating $118,500 due from
       August 1999 to August 2015, bearing interest at rates
       between 7.25% and 8.625%                                                 $  117,804      $ 117,661
     Principal payments aggregating $125,000 due in July 2000,
       bearing interest at 7.375%                                                  124,370        124,070
     Principal payments aggregating $80,000 due in July 2001,
       bearing interest at 7.6%                                                     79,464         79,404
     Principal payments aggregating $160,000 due in August 2007,
       bearing interest at 7%                                                      157,003             -
     Principal payments aggregating $100,000 due in August 2002,
       bearing interest at LIBOR plus .45%                                          99,322             -
     Principal payments aggregating $150,000 due in August 2011,
       bearing interest at 7.114%                                                  148,759             -
     Principal payments aggregating $175,000 due in September
       2026, (redeemable September 2003 at the option of the note
       holder), bearing interest at 7.82%                                          173,872        173,655
                                                                                ----------      ---------
                                                                                   900,594        494,790
                                                                                ----------      ---------
Convertible debentures, net:
     7% interest, convertible at $25.487 per Share, due March 1998                   5,037          8,122
     6-7/8% interest, convertible at $30.896 per Share, due
       November 1998                                                                43,553         85,399
     8.54% interest, convertible at $27.15 per Share,
         due July 2000                                                              42,334         42,664
     7-1/2% interest, convertible at $30.11 per Share, due March 2001               88,951         88,875
     9% interest, convertible at $22.47 per Share, due January 2002                  3,741          4,886
     8.56% interest, convertible at $27.15 per Share due July 2002                  50,384         50,867
                                                                                ----------      ---------
                                                                                   234,000        280,813
                                                                                ----------      ---------
Bank notes payable, net:
     Revolving credit agreement expiring September 23, 1999                        179,527         24,114
                                                                                ----------      ---------

Bonds and mortgages payable, net:
     Mortgage notes, interest ranging from 7.9% to 12.2%, monthly principal and interest payments ranging from $7 to $78 and maturing from February 1998
       through March 2033, collateralized by thirteen facilities                    59,962         55,623
     Manatee County, Florida Industrial Revenue Bonds, Series 1983, serial payments ranging from $45 to $90 due in 1995 through 2000 and $345 due in
       December 2003 and $2,770 due in December 2013, interest ranging from
       12.0% to 13.5%, collateralized by one facility                                3,355          3,420
                                                                                ----------      ---------
                                                                                    63,317         59,043
                                                                                ----------      ---------
Total indebtedness                                                              $1,377,438      $ 858,760
                                                                                ==========      =========

              MEDITRUST CORPORATION AND MEDITRUST OPERATING COMPANY
                                AND SUBSIDIARIES
               NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS


8.   Indebtedness, Continued

Notes payable

       On August 7, 1997, Realty completed the sale of $160,000,000 of 7% notes due August 15, 2007. Realty also completed the sale of $100,000,000 in notes due August 15, 2002 bearing interest at LIBOR plus .45%. Such interest is subject to reset quarterly during the first year of the loan. Subsequent to the first year of the loan, the character and duration of the interest rate will be determined periodically by Realty and the underwriter. Realty also completed the sale of $150,000,000 of 7.114% notes due August 15, 2011. The notes were sold to a trust from which exercisable put option securities due August 15, 2004, each representing a fractional undivided beneficial interest in the trust, were issued. The trust has entered a call option pursuant to which the callholder has the right to purchase the notes from the trust on August 15, 2004 at par value. The trust also has a put option, which it is required to exercise if the callholder does not exercise the call option, pursuant to which Realty must repurchase the notes at par value on August 15, 2004. A portion of the net proceeds from the sale of the notes described above was used to repay the outstanding balance on the unsecured revolving line of credit and other unsecured short-term borrowings.

Convertible Debentures

       The 9% convertible debentures issued in April 1992 are subject to redemption by the Companies on or after April 23, 1995 at 100% of the principal amount plus accrued interest. During the year ended December 31, 1997, $1,190,000 of debentures were converted into 52,949 Shares. During the year ended December 31, 1996, $3,416,000 of debentures were converted into 152,011 Shares.
       The 7% debentures issued in February 1993 are subject to redemption by the Companies on or after March 1, 1996 at 100% of the principal amount plus accrued interest. During the year ended December 31, 1997, $3,095,000 of debentures were converted into 111,306 Shares. During the year ended December 31, 1996, $12,550,000 of debentures were converted into 492,400 Shares.
       The 6-7/8% debentures issued in November 1993 are subject to redemption by the Companies at 100% of the principal amount plus accrued interest. During the year ended December 31, 1997 $42,433,000 of debentures were converted into 1,373,394 Shares.
       The 7-1/2% debentures issued in March 1994 are subject to redemption by the Companies at 100% of the principal amount plus accrued interest. During the year ended December 31, 1997 $443,000 of debentures were converted into 14,706 Shares.
       The 8.54% debentures issued in July 1995 are subject to redemption by the Companies at 100% of the principal amount plus accrued interest. During the year ended December 31, 1997 $1,000,000 of debentures were converted into 36,830 Shares.
       The 8.56% debentures issued in July 1995 are subject to redemption by the Companies at 100% of the principal amount plus accrued interest to the extent necessary to preserve Realty's status as a REIT.

              MEDITRUST CORPORATION AND MEDITRUST OPERATING COMPANY
                                AND SUBSIDIARIES
               NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS


8.   Indebtedness, Continued

Bank Notes Payable

       Realty has unsecured revolving lines of credit expiring September 23, 1999 in the amount of $365,000,000, of which $181,000,000 was available at December 31, 1997, bearing interest at the lender's prime rate (8.5%) or LIBOR plus .875% (6.8% at December 31, 1997).

Bonds and Mortgages Payable

       The notes payable, convertible debentures, bank notes payable, bonds and mortgages payable are presented net of unamortized debt issuance costs of $10,610,000 and $8,198,000 at December 31, 1997 and 1996, respectively.
Amortization expense associated with the debt issuance costs amounted to $2,692,000, $2,636,000 and $4,994,000 for the years ended December 31, 1997,
1996 and 1995, respectively, and is reflected in interest expense.

       All debt instruments contain certain covenants, the most restrictive of which limits the ratio of total liabilities to consolidated tangible shareholders' equity.

       The aggregate maturities of notes payable, convertible debentures, and bonds and mortgages payable, excluding the bank notes payable, for the five years subsequent to December 31, 1997, are as follows:

                                                  (In thousands)
                     1998..................          $ 61,192
                     1999..................            31,939
                     2000..................           173,073
                     2001..................           184,577
                     2002..................           191,471


       In July and August 1995, Realty prepaid senior unsecured notes and senior mortgage notes payable of $296,800,000, which were due between 1995 and 2001, with interest rates ranging from 10.00% to 10.86%. The transaction resulted in prepayment penalties and acceleration of unamortized debt costs totaling $33,454,000, which was an extraordinary item reflected as a loss from prepayment of debt in the accompanying income statement for the year ended December 31, 1995. Net proceeds from the issuance of approximately $300,000,000 of notes and convertible debentures with interest rates ranging from 7.375% to 8.56% were used for the prepayment.

9.   Lease Commitments

       Realty's land and facilities are generally leased pursuant to noncancelable, fixed-term operating leases expiring from 1998 to 2011. The leases ordinarily provide multiple, five-year renewal options and the right of first refusal or the option to purchase the facilities at the greater of the fair market value or Realty's investment at the end of the initial term of the lease or at various times during the lease.

              MEDITRUST CORPORATION AND MEDITRUST OPERATING COMPANY
                                AND SUBSIDIARIES
               NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS


9.   Lease Commitments, Continued

       The lessees are required to pay aggregate base rent during the lease term and applicable debt service payments as well as percentage, supplemental and additional rent (as defined in the lease agreements). The majority of the leases are triple net which generally require the lessees to pay all taxes, insurance, maintenance and other operating costs of the land and facilities.

       Future minimum lease payments, excluding debt service payments, expected to be received by Realty during the initial term of the leases for the years subsequent to December 31, 1997, are as follows:

                                                 (In thousands)
                 1998...........................    $123,101
                 1999...........................     118,031
                 2000...........................     114,391
                 2001...........................     108,016
                 2002...........................     105,253
                 Thereafter.....................     495,150


10.  Legal Proceedings


       On November 14, 1997 the matter entitled, Raymond Wechsler Administrative Trustee of the Towers Financial Corporation Administrative Trust v. New Medico Holding Co., Inc. et al; in which Realty was named a defendant was settled and subsequently dismissed as to Realty. In connection with the settlement, Realty made a payment of $12,100,000 and received accounts receivable with a face value of approximately $12,100,000. Based on management's evaluation of the collectibility of the receivables, management estimated the value of these receivables to be approximately $2,000,000. Accordingly, existing reserves of approximately $7,000,000 and a provision of approximately $3,000,000 recorded in the fourth quarter of 1997 were utilized to reduce these receivables to their estimated net realizable value.


       On January 8, 1998 the Companies received notice that they were named as a defendant in an action entitled, Lynn Robbins v. William J. Razzouk, et al; Civil Action No. 98CI-00192 filed January 7, 1998 in the District Court of Bexar County, Texas and on January 20, 1998 the Companies received notice that they were named as a defendant in an action entitled, Adele Brody v. William J. Razzouk, et al., Civil Action No. 98CI-00456 filed January 12,1998 in the District Court of Bexar County, Texas. The complaints which are almost identical
(i) allege, in part, that La Quinta Inns, Inc. ("La Quinta") and its directors violated their fiduciary duty, duty of care and loyalty to La Quinta shareholders by entering into a merger agreement with the Companies without having first invited other bidders, and the Companies aided and abetted La Quinta and its directors in the alleged breaches, and (ii) seek injunctive relief enjoining the merger with La Quinta and compensatory damages. The Companies are currently investigating these actions and, at present, believe that the actions are entirely without merit.

       The Companies are also a party to a number of other claims and lawsuits arising out of the normal course of business; the Companies believe that none of these claims or pending lawsuits, either individually or in the aggregate, will have a material adverse affect on the Companies business or on their consolidated financial position or results of operations.

              MEDITRUST CORPORATION AND MEDITRUST OPERATING COMPANY
                                AND SUBSIDIARIES
               NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS


11.  Stock Option and Benefit Plans

   Effects of the Merger

       Prior to the date of the Merger, Meditrust had two fixed stock option-based compensation plans: the 1988 Stock Option Plan and the 1992 Equity Incentive Plan (the "Former Meditrust Plans"). Incentive awards under the Former Meditrust Plans were granted at the discretion of the Board of Trustees and included both non-qualified and incentive stock options to purchase Meditrust shares of beneficial interest. The aggregate number of shares of beneficial interest available for issuance upon option exercise under the Former Meditrust Plans was 5% of the number of outstanding shares of beneficial interest. Up to 500,000 shares of beneficial interest available under each of the Former Meditrust Plans could be issued pursuant to incentive stock options. Trustees, officers and key employees of Meditrust or any other entity providing similar services to Meditrust and its officers, directors and key employees were eligible to participate under the Former Meditrust Plans. Options granted under the Former Meditrust Plans expire 10 years from the date of grant. Generally, one-third of all such options become exercisable at the end of each year following the date of issuance.

         In connection with the Merger (i) The Santa Anita Realty Enterprises, Inc. 1995 Share Award Plan and The Santa Anita Operating Company 1995 Share Award Plan were amended and restated and are now entitled the Meditrust Corporation Amended and Restated 1995 Share Award Plan (the "Meditrust Corporation Plan") and the Meditrust Operating Company Amended and Restated 1995 Share Award Plan (the "Meditrust Operating Plan", and together with the Meditrust Corporation Plan, the "Plans"), (ii) the Former Meditrust Plans were terminated and (iii) all of the outstanding stock options and employee stock grants issued under the Former Meditrust Plans were assumed under the Meditrust Corporation Plan.

         After the consummation of the Merger, and pursuant to the merger agreement, each outstanding option to purchase shares of beneficial interest of Meditrust (each a "Meditrust Option") was converted into an option to purchase such number of Paired Common Shares of The Meditrust Companies as was equal to the number of Meditrust shares of beneficial interest issuable upon exercise of such Meditrust Option multiplied by the Merger exchange ratio of 1.2016. Each Meditrust Option became immediately exercisable at an exercise price equal to the exercise price at the date of grant divided by the exchange ratio, except for certain Meditrust Options to purchase 2.1 million Meditrust shares of beneficial interest at $39.375 per share granted to senior management of Meditrust on August 8, 1997 (including options to purchase 1 million shares of beneficial interest granted to Abraham D. Gosman), which options will vest over 5 years from the date of grant and will be subject to the same adjustment.

         After the Merger, the Board of Directors of each of The Meditrust Companies approved certain amendments to the Meditrust Corporation Plan and the Meditrust Operating Plan and authorized the restatement of each of the Plans effective as of November 5, 1997. The Meditrust Corporation Plan, as so amended and restated, provides that the maximum number of Common Shares (the "Meditrust Corporation Shares") that may be issued under the Meditrust Corporation Plan shall not exceed the sum of 3,616,741 plus an amount equal to 5% of the Meditrust Corporation Shares outstanding from time to time. The Meditrust Operating Plan provides that the maximum number of Common Shares (the "Meditrust Operating Shares") that may be issued under the Meditrust Operating Plan shall not exceed an amount equal to 5% of the Meditrust Operating Shares outstanding from time to time. Under

              MEDITRUST CORPORATION AND MEDITRUST OPERATING COMPANY
                                AND SUBSIDIARIES
               NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS


11.    Stock Option and Benefit Plans, Continued

each of the Plans, the maximum number of options and stock appreciation rights that may be granted to an eligible person during any one year period shall not exceed 450,000 subject to certain adjustments. Also under each of the Plans, awards are to be issued either as Options, Dividend Equivalents, Stock Appreciation Rights, Restricted Stock Awards, Performance Share Awards or Stock Bonuses (each, an "Award"). At December 31, 1997, under the Meditrust Corporation Plan and the Meditrust Operating Plan, 4,331,396 Meditrust Corporate Shares and 4,086,256 Meditrust Operating Shares, respectively, were available for future grant.

       Each Award expires on such date as determined by personnel and the Compensation Committee of the Board of Directors (the "Committee"), but in the case of options or other rights to acquire Paired Common Shares, not later than 10 years after the award date. Options granted under each of the Plans vest according to a schedule determined by the Committee. The Committee may authorize the deferral of any payment of cash or issuance of Paired Common Shares under each of the Plans at the election and request of a participant. Up to 4,000,000 Shares are available under each of the Plans to be issued as incentive stock options. Directors, officers, employees and individual consultants, advisors or agents who render or who have rendered bona fide services to the corporation are eligible to participate in the Plan for such corporation.

       The Committee is provided discretion to accelerate or extend the exercisability or vesting of any or all such outstanding Awards within the maximum 10 year period, including in the event of retirement, death or termination of employment. Options outstanding at December 31, 1997 expire in 1998 through 2007.

       Under each of the Meditrust Corporation Plan and the Meditrust Operating Plan, a like number of Shares of the Meditrust Corporation Shares or Meditrust Operating Shares, as the case may be, shall be purchased from the other corporation or arrangements shall be made with such other corporation for the simultaneous issuance by the other corporation of the same number of Paired Common Shares as the number of Common Shares issued in connection with an Award. Under each of the Plans, the option price shall not be less than the par value of the Meditrust Corporation Shares and the Operating Company Shares subject to the Award. In the event of a "change in control," as defined in each of the Plans, all options outstanding will become fully vested.

              MEDITRUST CORPORATION AND MEDITRUST OPERATING COMPANY
                                AND SUBSIDIARIES
               NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS


11.  Stock Option and Benefit Plans, Continued

    Accounting Treatment

        The Companies apply APB 25 and related Interpretations in accounting for these plans. Accordingly, no compensation cost has been recognized for the fixed stock option plans.

       Options to purchase 937,000 Realty Shares and 288,000 Operating Shares were exercisable as of December 31, 1997.

       Had compensation cost for the Companies' stock option-based compensation plans been determined based on the fair value at the grant dates for awards under those plans consistent with the method pursuant to SFAS 123, the Companies' net income and earnings per Share would have been reduced to the pro forma amounts indicated below:

                                              For the years ended December 31,
                                              --------------------------------
(In thousands, except per Share amounts)      1997          1996         1995
                                              ----          ----         ----

Net income:
       As reported                           $162,412     $157,976    $ 86,518
       Pro forma*                             160,586      157,209      85,964

Earnings per Share:
     Basic as reported                       $   2.14     $   2.21    $   1.51
     Diluted as reported                         2.12         2.20        1.51
     Basic pro forma*                            2.11         2.20        1.50
     Diluted pro forma*                          2.09         2.19        1.50

* The pro forma effect of compensation costs determined using the fair value based method are not indicative of future amounts when the new method will apply to all outstanding vested and non-vested awards.

              MEDITRUST CORPORATION AND MEDITRUST OPERATING COMPANY
                                AND SUBSIDIARIES
               NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS


11.  Stock Option and Benefit Plans, Continued

       The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions used for grants in 1997, 1996 and 1995, respectively: dividend yield of 7.9, 8.2 and 7.1 percent, expected volatility of 16, 16 and 17 percent for each year, respectively; risk-free interest rates ranging from 5.9 to 6.7 percent in 1997, 5.9 to 6.6 percent for 1996 and 6.9 percent for 1995; and expected life of four years for each grant.


                                          1997                  1996                   1995
                                ---------------------   --------------------  ----------------------
                                            Weighted-               Weighted-               Weighted-
                                             Average                 Average                 Average
                                  Shares    Exercise      Shares    Exercise    Shares      Exercise
                                  (000)      Price        (000)       Price      (000)        Price
                                  -----      -----        ----        -----      ----         -----
Fixed Options

Outstanding at beginning
   of year                         1,171      $25         1,593       $24          646       $23
Granted                            2,639       33           127        27        1,267        25
Options from merger                  288       17
Exercised                           (272)      24          (477)       25         (254)       26
Forfeited                            (15)      25           (72)       27          (66)       23
                                  -------               --------                -------
Outstanding at end of year         3,811       30         1,171        25        1,593        24
                                  =======               ========                =======

Options exercisable at year-
end                                1,225                    509                    397
Weighted-average fair value
   of options granted during
   the year                        $2.71                  $2.52                  $1.91


The following table summarizes information about fixed stock options outstanding at December 31, 1997:

                                     Options Outstanding                       Options Exercisable
                                     -------------------                       -------------------
                                         Weighted-
                         Number           Average           Weighted-          Number          Weighted-
   Range of            Outstanding       Remaining           Average       Exercisable at       Average
 Exercise Prices       at 12/31/97   Contractual Life    Exercise Price       12/31/97      Exercise Price
 ---------------       -----------   ----------------    --------------       --------      --------------
$15.60 - $21.85           224,770           3.53             $ 21.13           224,770        $ 21.13
$26.32                        882           5.97               26.32               882          26.32
$27.46                      7,611           6.70               27.46             7,611          27.46
$25.07-$25.17             586,577           7.22               25.07           586,577          25.07
$24.97-$29.44              84,327           8.53               27.53            84,327          27.53
$30.58-$36.46           2,618,690           9.61               32.78            32,847          31.07
$12.625-$29               288,300           6.56               16.95           288,300          16.95
                        ---------                            -------         ---------         ------
                        3,811,157           8.62             $ 29.58         1,225,314         $23.41
                        =========                            =======         =========         ======

              MEDITRUST CORPORATION AND MEDITRUST OPERATING COMPANY
                                AND SUBSIDIARIES
               NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS


11.    Stock Option and Benefit Plans, Continued

    Retirement and Other Benefits

       Realty entered into a non-qualified Trustee Retirement Plan (the "Plan") during 1996. The Plan, which is unfunded, provides eligible Trustees defined retirement benefits based on Trustee fees and years of service. At December 31, 1997, the present value of the accumulated benefit obligation was $1,616,000. Retirement expense including prior amortization cost and a current provision for the Plan totaled $346,000 and $350,000 in the accompanying income statements for 1997 and 1996, respectively.

       Realty and Operating Company have a joint non-contributory defined benefit Retirement Plan for most year-round employees of the prior Santa Anita Companies with benefits based on service and compensation. Realty and Operating Company also have defined benefit Deferred Compensation Agreements for selected prior management employees with a fixed benefit at retirement age.

       The Company's funding policy is to contribute to the Retirement Plan at least the minimum required contribution under ERISA. Assets are in a group annuity contract with an insurance company. For the Deferred Compensation Agreements, the Agreements are unfunded and the Company's funding policy is to pay benefits when due.

       The following table sets forth the plans' funded status reconciled with the amount included in accrued liabilities in the balance sheet at December 31, 1997 (in thousands):

                                                                       1997
                                                                       ----
Actuarial present value of benefit obligations:

       Projected benefit obligation for service rendered to date      (14,123)
       Plan assets at fair value                                        6,688
                                                                     --------
Projected benefit obligation in excess of plan assets                $ (7,435)
Unrecognized net loss (gain) from past experience different
     from that assumed and from changes in assumptions                    230
Prior service cost not yet recognized in net periodic pension cost          -
Unrecognized transition obligation                                          -
                                                                     --------
Accrued pension cost included in other liabilities                   $ (7,205)
                                                                     ========

       The net periodic pension cost for the period from November 5, 1997 to December 31, 1997 include the following components (in thousands):
                                                                        1997
                                                                        ----

Service cost - benefits attributable to service during the period    $      -
Interest cost on projected benefit obligation                             149
Actual return on assets                                                  (230)
Net amortization and deferral                                             144
                                                                     --------
Net periodic pension cost                                            $     63
                                                                     ========

              MEDITRUST CORPORATION AND MEDITRUST OPERATING COMPANY
                                AND SUBSIDIARIES
               NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS


11.  Stock Option and Benefit Plans, Continued

       For purposes of measuring the benefit obligations of the Retirement Plan the discount rate as of December 31, 1997 and November 5, 1997 were 6.0% and 6.3%, respectively. The expected long-term rate of return on assets was 8.0%. For purposes of measuring the benefit obligations of the Deferred Compensation Agreements the discount rate as of December 31, 1997 and November 5, 1997 were 6.75% and 7.00%, respectively and the rate of increase in future compensation was 3.5%.

       During 1995, Realty entered into a Split-Dollar Life Insurance Agreement with a trust established by the Chairman and Chief Executive Officer, pursuant to which Realty has agreed to advance policy premiums on life insurance policies paying a death benefit to the trust. Realty is entitled to reimbursement of the amounts advanced, without interest, which right is secured by an assignment of the life insurance policies and a promissory note of the Chairman in the amount of the excess, if any, of the premiums paid by Realty over the cash surrender value of the insurance policies.

       The Companies have savings plans which qualify under Section 401(K) of the Internal Revenue Code under which all employees are entitled to participate up to a specified annual maximum contribution level. The Companies match 50% of each employee's contributions which amounted to $106,000, $90,000 and $97,000, for the years ended December 31, 1997, 1996 and 1995, respectively.

12.  Income Taxes

       For tax reporting purposes, the surviving legal entities from the Merger are the surviving entities.

       As a REIT, Realty is taxed only on undistributed REIT income. During the year ended December 31, 1997, Realty distributed at least 95% of its REIT taxable earnings to its shareholders.

       Section 382 of the Internal Revenue Code of 1986, as amended, restricts a corporation's ability to use its NOL carryforwards following certain "ownership changes." Operating Company determined that such an ownership change occurred as a result of the Merger and accordingly the amount of NOL carryforwards available for use in any particular taxable year will be limited. To the extent that Operating Company does not utilize the full amount of the annual NOL limit, the unused amount may be used to offset taxable income in future years. NOL carryforwards expire 15 years after the tax year in which they arise, and the last of Operating Company's NOL carryforwards will expire in 2012. A valuation allowance is provided for the full amount of the NOL's as the realization of tax benefits from such NOL's is not assured.

              MEDITRUST CORPORATION AND MEDITRUST OPERATING COMPANY
                                AND SUBSIDIARIES
               NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS


12.    Income Taxes, Continued

       Components of deferred income taxes for Meditrust Operating Company as of December 31, 1997 are as follows:

Deferred tax assets:                                             (In thousands)

    Compensation deductible for tax purposes when paid            $  1,732
    Pension contribution deductible for tax purposes when paid         762
    Contribution carryover                                              60
    Other                                                              433
    Federal tax effect on state deferred liabilities                   170
    Federal net operating loss carryovers                            7,270
    State net operating loss carryovers                              1,160
    Business reserve                                                   953
    Difference between tax and book depreciation                     3,159
    Valuation allowance                                            (15,699)
                                                                   --------
       Total deferred assets                                             -
                                                                   ========
Deferred tax liabilities:

    State income taxes                                             $  (501)
                                                                   --------
       Total deferred tax liabilities                                 (501)
                                                                   --------
Net liability for deferred income taxes                            $  (501)
                                                                   ========

         A reconciliation of Operating Company's total income tax provision for the initial period ended December 31, 1997 to the statutory federal corporation income tax rate of 34% and the state rate of 9.3% is as follows:


                                                                 (In thousands)

       Computed "expected" tax provision                           $(5,375)
       Nondeductible political contributions                             6
       Establishment (use) of tax net operating loss
               carryforwards                                         5,306
       Nondeductible Amortization                                       46
       Other, net                                                       17
                                                                   -------
                                                                   $     -
                                                                   =======

              MEDITRUST CORPORATION AND MEDITRUST OPERATING COMPANY
                                AND SUBSIDIARIES
               NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS


13.  Earnings Per Share

        Combined consolidated earnings per Share is computed as follows:

                                                 For the year ended December 31, 1997
                                                 ------------------------------------
  (In thousands, except per Share amounts)    Income            Shares         Per Share
                                            (Numerator)     (Denominator)       Amount
                                            -----------     -------------       ------
Basic EPS:
   Income available to common shareholders    $162,412            76,070       $2.14
Effect of Dilutive Securities:
   Stock Options                                                     454
                                            --------------------------------------------
Diluted EPS:
   Income available to common shareholders    $162,412            76,524       $2.12
                                            ============================================


                                                 For the year ended December 31, 1996
                                                 ------------------------------------
  (In thousands, except per Share amounts)    Income            Shares         Per Share
                                            (Numerator)     (Denominator)       Amount
                                            -----------     -------------       ------
Basic EPS:
   Income available to common shareholders     $157,976           71,445        $2.21
Effect of Dilutive Securities:
   Stock Options                                                     306
                                            --------------------------------------------
Diluted EPS:
   Income available to common shareholders     $157,976           71,751        $2.20
                                            ============================================

              MEDITRUST CORPORATION AND MEDITRUST OPERATING COMPANY
                                AND SUBSIDIARIES
               NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS


13.  Earnings Per Share, Continued

                                                  For the year ended December 31, 1995
                                                  ------------------------------------
  (In thousands, except per Share amounts)     Income            Shares         Per Share
                                             (Numerator)     (Denominator)        Amount
                                             -----------     -------------        ------
Income before extraordinary item              $119,972

Basic EPS:
   Income available to common shareholders    $119,972            57,151          $2.10
Effect of Dilutive Securities:
   Stock Options                                                     306
                                             --------------------------------------------
Diluted EPS:
   Income available to common shareholders    $119,972            57,457          $2.09
                                             ============================================

        Weighted average common shares of Realty for purposes of computing Basic EPS were 76,274,000, 71,445,000 and 57,151,000 and for Diluted EPS were
77,007,000, 71,751,000 and 57,423,000 for the years ended December 31, 1997,
1996 and 1995, respectively. Weighted average common shares of Operating Company for purposes of computing Basic and Diluted EPS for the year ended December 31, 1997 were 82,490,000 and 83,223,000, respectively.

        Operating Company holds common shares of Realty which are unpaired pursuant to a stock option plan approved by the shareholders. The common shares held totaled 1,305,000 as of December 31, 1997. These shares affect the calculation of Realty's net income per common share but are eliminated in the calculation of net income per Paired Common Share for The Meditrust Companies.

        Convertible debentures outstanding for the years ended December 31, 1995, 1996 and 1997 are not included in the computation of diluted EPS because the addition of interest to the numerator provides an antidilutive effect.

14.  Transactions between Realty and Operating

       Operating Company leases the Santa Anita Racetrack from Realty for the full year for a fee of 1.5% of the on-track wagering on live races at Santa Anita Racetrack. In addition, Operating Company pays to Realty 26.5% of its wagering commissions from satellite wagering (not to exceed 1.5% of such wagering). When Operating Company operates as a satellite for Hollywood Park Racetrack, Del Mar Racetrack and Pomona Fairplex, Operating Company pays 26.5% of its wagering commissions as additional rent to Realty. Operating Company has sublet the racetrack to Oak Tree to conduct Oak Tree's annual thoroughbred horse racing meet (27 days in 1997), which commences in late September or early October. Oak Tree normally races five weeks in even-numbered years and six weeks in odd-numbered years. For the period November 5, 1997 through December 31, 1997, Operating Company paid Realty (including charitable days) $740,000, in rent. The lease arrangement between Operating Company and Realty requires Operating Company to assume costs attributable to taxes, maintenance and insurance.

              MEDITRUST CORPORATION AND MEDITRUST OPERATING COMPANY
                                AND SUBSIDIARIES
               NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS


14.    Transactions between Realty and Operating, Continued

       Operating Company delivered a note to Realty for $13,128,000 on November 5, 1997. The purpose of the note was to adjust the relative values of Meditrust and Meditrust Acquisition Company in order to ensure that the Mergers qualified as tax free reorganizations. This transaction is eliminated in the Combined Consolidated financial statements. However, due to the affiliation of Realty and Operating Company, the note has been classified in shareholders' equity in Realty and a note payable has been recorded in Operating Company. The note is due on November 1, 2009 and bears interest at 6.42%. Interest is payable quarterly in arrears.

       Operating Company owns 1,305,000 shares of Realty as a result of acquisition activity and for the Operating Company Stock Option Plan.


15. Quarterly Financial Information (Unaudited)

The following quarterly financial data summarizes the unaudited quarterly results for the combined Companies for the years ended December 31, 1997 and 1996.

(in thousands, except per Share amounts)                    Quarter Ended 1997
                                              --------------------------------------------------
                                              March 31    June 30    September 30   December 31
                                              --------    -------    ------------   -----------
Revenue                                       $67,965    $71,014      $74,744        $80,632
Net income                                     41,053     41,947       42,052         37,360
Basic earnings per Share:
Net income                                       0.56       0.57         0.57           0.44


(in thousands, except per Share amounts)                      Quarter Ended 1996
                                              --------------------------------------------------
                                              March 31    June 30    September 30   December 31
                                              --------    -------    ------------   -----------
Revenue                                       $59,327    $62,173      $64,801        $67,723
Net income                                     35,533     40,243       40,721         41,479
Basic earnings per Share:
Net income                                       0.53       0.55         0.56           0.57

              MEDITRUST CORPORATION AND MEDITRUST OPERATING COMPANY
                                AND SUBSIDIARIES
               NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS


16.  Subsequent Events

       On January 3, 1998, the Companies signed a definitive merger agreement with La Quinta providing for Realty to acquire La Quinta by means of a merger of the two companies. The total consideration for the transaction will amount to $26.00 per share, in a combination of newly issued Shares in the Companies and cash, subject to certain cap and collar mechanisms. The transaction is expected to close in the second quarter of 1998.

       On January 9, 1998, the Board of Directors of Realty declared a distribution of $.60625 per Share payable on February 13, 1998, to shareholders of record on January 30, 1998. The distribution related to the post Merger period ending December 31, 1997.

       On January 11, 1998, Realty signed a definitive merger agreement with Cobblestone Holdings, Inc., Parent of Cobblestone Golf Group, Inc., ("Cobblestone"), under which Realty will acquire all of the outstanding preferred and common stock of Cobblestone for the Companies' Shares valued at approximately $241,000,000. In addition, under the terms of the agreement, approximately $154,000,000 of Cobblestone debt and associated costs will be either refinanced or assumed as a condition of closing. The Cobblestone transaction is anticipated to close in late February 1998.

       On February 2, 1998, the Department of Treasury released an explanation of the revenue proposals included in the Clinton Administration's fiscal 1999 budget (the "Tax Proposals"). The Tax Proposals include a freeze on the grandfathered status of paired share REITs such as The Meditrust Companies. Under this proposal, Realty and Operating would be treated as one entity with respect to properties acquired on or after the date of the first Congressional committee action with respect to such proposal and with respect to activities or services relating to such properties that are undertaken or performed by one of the paired entities on or after such date. No exception is provided for properties acquired pursuant to pre-existing binding contracts. This proposal would prevent The Meditrust Companies from using their paired structure to operate properties acquired on or after such effective date. The Tax Proposals also would prohibit REITs from holding stock of a corporation possessing more than 10% of the vote or value of all classes of stock of the corporation. This proposal would be effective with respect to stock acquired on or after the date of the first Congressional committee action with respect to the proposal; provided that the proposal would apply to stock acquired before such effective date if the subsidiary corporation engaged in a new trade or business or acquired substantial new assets. If the Tax Proposals are enacted in their current form, and the merger with La Quinta or Cobblestone closes on or after the date of first committee action, Operating (including corporate subsidiaries of Realty that are controlled by Operating) would not be able to operate the properties acquired by Realty in the merger in the manner currently contemplated without disqualifying Realty as a REIT. Moreover, the Treasury's explanation provides only a general description of the Tax Proposals, and the details of the statutory amendments that would implement the proposals are not known. Consequently, it is impossible to determine all of the ramifications to the Companies of the Tax Proposals. Restructuring the operations of Realty and Operating to comply with the rules contemplated by the Tax Proposals could cause The Meditrust Companies to incur substantial tax liabilities, to recognize an impairment loss on their goodwill asset, or otherwise adversely affect The Meditrust Companies.

         On February 26, 1998, the Companies entered into two transactions with Merrill Lynch International, a UK-based broker/dealer subsidiary of Merrill Lynch & Co., Inc. ("MLI"). Pursuant to the terms of a stock purchase agreement, MLI agreed to purchase 8,500,000 shares of Series A Non-Voting Convertible Common Stock from each of the Companies at a purchase price of $32.625 per share. The Series A Non-Voting Convertible Common Stock is non-voting paired common stock that will convert to Paired Common Shares on the earlier of (a) the business day following the date on which the stockholders of the Companies have approved the La Quinta merger transaction or (b) the date of any termination of the La Quinta merger agreement. Net proceeds from this private placement of securities of approximately $272,000,000 were used by the Companies to repay existing indebtedness. Separately, the Companies and MLI entered into a purchase price adjustment agreement under which Meditrust will, within one year from the date of MLI's purchase, adjust the original $32.625 purchase price per share based on the market price of the Shares at the time of the adjustment, by receiving Shares from MLI or by issuing additional Shares to MLI.